EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-7328) of Rio Tinto plc of our report, dated June 21, 2005, relating to the financial statements of the U.S. Borax Inc. 401(k) Plan for Hourly Employees, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Los Angeles, California
June 27, 2006





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